UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Immunicon Corporation

(Name of Registrant as Specified In Its Charter)

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3401 Masons Mill Road, Suite 100

Huntingdon Valley, Pennsylvania 19006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 15, 2005

To our stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Immunicon Corporation (the “Company”) will be held at 1800 Byberry Road, Suite 800, Huntingdon Valley, Pennsylvania 19006, on Wednesday, June 15, 2005, at 10:00 a.m. Philadelphia, Pennsylvania time, for the following purposes:

1.	To elect eight directors;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2005;

3.	To approve an amendment to the Amended and Restated Equity Compensation Plan (the “Plan”) to increase by 500,000 shares the number of shares of common stock authorized for issuance or transfer under the Plan and to approve the entire Plan, as amended; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 14, 2005, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

By Order of the Board of Directors,

James L. Wilcox

Vice President, Chief Counsel, and Secretary

April 29, 2005

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

3401 Masons Mill Road, Suite 100

Huntingdon Valley, Pennsylvania 19006

PROXY STATEMENT

This proxy statement is being furnished to the stockholders of Immunicon Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation by our board of directors of proxies for use at our 2005 Annual Meeting of Stockholders, to be held on June 15, 2005, and any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at 1800 Byberry Road, Suite 800, Huntingdon Valley, Pennsylvania 19006, at 10:00 a.m. Philadelphia, Pennsylvania time. This proxy statement and the enclosed proxy card are being mailed to stockholders on or about April 29, 2005.

The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by us. Proxies may be solicited, without extra compensation, by officers and employees, both in person and by mail, telephone, facsimile and other methods of communication. We may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by us.

VOTING AT THE ANNUAL MEETING

Record Date; Proxies; Vote Required

Only the holders of shares of our common stock, par value $0.001 per share (the “Shares”), of record at the close of business on April 14, 2005 (the “Record Date”) are entitled to vote at the Annual Meeting. As of April 14, 2005, we had 23,256,994 Shares outstanding. Each holder of Shares entitled to vote will have the right to one vote for each Share outstanding in his or her name on our books. A majority of the Shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting. Each stockholder is entitled to one vote for each Share owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.

All Shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted in the manner specified on those proxies. If no instructions are given, the Shares will be voted by the proxy agents FOR the proposal to elect to our board of directors the eight nominees listed herein; FOR the proposal to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accountants; and FOR the proposal to approve the amendment to the Amended and Restated Equity Compensation Plan (the “Plan”) to increase by 500,000 Shares the number of Shares authorized for issuance or transfer under the Plan and to approve the entire Plan, as amended. A stockholder may revoke his or her proxy at any time before it is exercised by written notice to James L. Wilcox, our Chief Counsel, by delivery of a later-dated signed proxy or by voting in person at the Annual Meeting. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

Election as a director requires a plurality of the votes of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to take action unless a greater percentage is required by our certificate of incorporation or bylaws.

A properly executed proxy marked “Withhold” with respect to the election of the director nominees will not be voted with respect to such director nominees, although it will be counted for purposes of determining whether there is a quorum. For the purpose of determining the number of votes cast for approval of other matters to be voted on at the Annual Meeting, only those cast “for” or “against” are included. Abstentions may be specified on any proposals other than the election of directors and are considered Shares entitled to vote on these matters and therefore will have the effect of a vote against these proposals. Broker non-votes are not considered Shares entitled to vote on these proposals and therefore will not be taken into account in determining the outcome of the vote on these proposals. “Broker non-votes” occur when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

PROPOSAL 1: ELECTION OF EIGHT DIRECTORS

Our board of directors is authorized to have up to eleven members. Our board of directors currently has eight members and all eight members are nominees for director this year. These nominees are Edward L. Erickson, Jonathan Cool, J. William Freytag, Ph.D., Brian J. Geiger, Zola P. Horovitz, Allen J. Lauer, Seth A. Rudnick, M.D. and Elizabeth E. Tallett. Proxies may not be voted for a greater number of persons than the number of nominees named below. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal.

Each nominee has expressed his or her willingness to serve as a director if elected, and we know of no reason why any nominee would be unable to serve. The persons named as proxy agents in the enclosed proxy card intend (unless instructed otherwise by a stockholder) to vote for the election of the nominees. If a nominee is unable to serve as a director, the proxy agents intend to vote any alternative nominee designated by our board of directors. Alternatively, our board of directors may decide to reduce the number of directors.

Set forth below is certain information with respect to each individual currently serving as a member of our board of directors, all of whom are nominees.

Nominees for Terms Continuing Through the 2006 Annual Meeting

Edward L. Erickson, 58, has served as the Chairman of our board of directors since April 1998 and as our Chief Executive Officer since March 1999. Mr. Erickson served as our President from January 2000 to April 2005. From September 1998 to March 1999, he served as our interim Chief Executive Officer. From 1993 to 1998, Mr. Erickson served as President, Chief Executive Officer and as a director of DepoTech Corporation, at that time a publicly-traded pharmaceutical company in the drug delivery field. From 1991 to 1993, he served as President, Chief Executive Officer and as a director of Cholestech Corporation, a publicly-traded diagnostics company in the field of point-of-care testing and screening. From 1990 to 1991, Mr. Erickson served as President of Serono-Baker Diagnostics, Inc., a subsidiary of The Ares-Serono Group, now Serono S.A., a publicly-traded biotechnology company headquartered in Switzerland that develops and markets pharmaceutical products in the treatment of infertility, multiple sclerosis, and growth hormone deficiencies. From 1988 to 1990, he served as Vice President, Financial Operations, of The Ares-Serono Group. From 1986 to 1988, Mr. Erickson held various senior executive positions, including General Manager, International Operations, and General Manager, Business Services

Group, with Amersham International plc, now a unit of General Electric that specializes in radiopharmaceuticals for nuclear imaging techniques and life science research in genomics and molecular and cellular biology. He also serves as a director of Tapestry Pharmaceuticals, Inc., a publicly-traded life science-based company that focuses on cancer and genomics. From 1995 to 1998, Mr. Erickson served as a director of Megabios Corporation, a gene therapy company. Mr. Erickson holds a B.S. in Mathematics with a minor in Physics and an M.S. in Mathematics from the Illinois Institute of Technology, and an M.B.A. with high distinction from Harvard University, where he was elected a Baker Scholar and was awarded the Loeb Rhoades Fellowship in Finance.

Jonathan Cool, 46, has served as one of our directors since January 2002. Mr. Cool is also a general partner of Foundation Medical Partners, a venture capital investment firm, a position he has held since 2001. From 1999 to 2000, he served as President, Chief Executive Officer and as a director of BioDTX, Inc., a privately-held early stage life science company. From 1997 to 1998, he served as the President, Chief Executive Officer and as a director of gene/Networks, Inc., a genomics company that was acquired by Warner-Lambert Company in May 1998. From 1993 to 1997, Mr. Cool served as Director of Business Development and Director of Technology Transfer of Human Genome Sciences, a publicly-traded company that researches and develops proprietary pharmaceutical and diagnostic products. From 1991 to 1993, he served as Director of Business and Market Development of Cygnus Therapeutic Systems, which became Cygnus, Inc. and formerly was a publicly-traded company engaged in the development of diagnostic and drug delivery systems. From 1985 to 1991, he served in various management positions, and ultimately became the General Manager of Bioanalytical Instrumentation, at Molecular Devices Corporation, a publicly-traded company that develops, manufactures and markets bioanalytical measurement systems. Before his career in biopharmaceuticals, he worked in venture capital with Dillon Reed and in management consulting with Bain & Company. Mr. Cool received a B.A. with Distinction and Honors in Human Biology from Stanford University, and an M.B.A. from Harvard University.

J. William Freytag, Ph.D., 53, has served as one of our directors since 1998. He has also served as President, Chief Executive Officer and a director of Myogen, Inc., a publicly held pharmaceutical company, since July 1998, and as Chairman of the board of directors of Myogen since December 2000. From October 1994 to May 1998, he served as a Senior Vice President of Somatogen, Inc., a biopharmaceutical company, where he was responsible for corporate and commercial development. From May 1990 to September 1994, Dr. Freytag served as President of Research and Development at Boehringer Mannheim Corporation, an international healthcare company. Prior to joining Boehringer, he worked for ten years at DuPont Medical Products in various research and business positions. Dr. Freytag holds a B.S. in biochemistry from Purdue University and a Ph.D. in biochemistry from the University of Kansas Medical Center.

Brian J. Geiger, 61, has served as one of our directors since August 2000. Mr. Geiger is a Managing Director of the Hermes Group LLC, a merchant banking firm in Princeton, N.J. Mr. Geiger has also served as Executive Vice President and Chief Financial Officer of Claneil Enterprises, Inc., a private equity firm, since 1997. From 1995 to 1997, Mr. Geiger served as Vice President, Finance, and Chief Financial Officer of The Liposome Company, Inc., at that time a publicly held biotechnology company. From 1972 to 1995, he held various employment positions at several Johnson & Johnson companies, specifically as Vice President, Finance, and a director of Ortho Pharmaceutical Corporation from 1988 to 1993 and as Vice President, Finance, and Chief Financial Officer of Johnson & Johnson-Merck Consumer Pharmaceuticals Co. from 1993 to 1995. Mr. Geiger is currently a director of Opinion Research Corporation, a company engaged in the science of market and social research and FEI Inc., a firm that manufactures and distributes women’s healthcare products. Mr. Geiger holds a B.A. in Economics from Rutgers University, an M.B.A. in Finance from Seton Hall University, and has been a C.M.A. since 1986.

Zola P. Horovitz, Ph.D., 70, has served as one of our directors since September 1997. Dr. Horovitz has served as a consultant to biotechnology and pharmaceutical companies since 1994. From August 1991 to May 1994, Dr. Horovitz served as Vice President, Business Development and Planning, Pharmaceutical Group of Bristol-Myers Squibb Company. From 1989 to 1991, Dr. Horovitz served as Vice President, Licensing of BMS, and from 1987 to 1989, Dr. Horovitz served as Vice President, Scientific Liaison of E.R. Squibb, Inc. Prior to 1987, Dr. Horovitz spent approximately 30 years in various management positions in biological research. Dr. Horovitz is also a director of Avigen, Inc., BioCryst Pharmaceuticals, Inc., Genaera Corporation, Palatin Technologies, Inc., DOV Pharmaceutical, Inc., Paligent, Inc., NitroMed Inc., GenVoc, Inc. and a number of private companies. He is a graduate of, and holds an M.S. and a Ph.D. in Pharmacology from, the University of Pittsburgh.

Allen J. Lauer, 67, has served as one of our directors since November 2003. Mr. Lauer has served as Chairman of Varian, Inc., a supplier of scientific instruments, vacuum technologies and electronic manufacturing solutions since December 2003. From 2002 until his retirement as Chief Executive Officer in December 2003, Mr. Lauer served as Chairman and Chief Executive of Varian, Inc. From 1999 to 2002, he served as President and Chief Executive Officer of Varian, Inc. Prior thereto, he was Executive Vice President of Varian Associates, Inc., from which the capital stock of Varian, Inc. was distributed to stockholders in 1999. Mr. Lauer is also a director of UNOVA, Inc. since February 2003. Mr. Lauer holds a B.S. in electrical engineering from Stanford University and a M.B.A. from University of California, Berkeley.

Seth A. Rudnick, M.D., 56, has served as one of our directors since April 1999 and also serves on our scientific advisory board. Dr. Rudnick is a general partner at Canaan Partners, a venture capital firm concentrating on information technology and health care investments. From 1991 to 1993, he served as Chief Executive Officer of CytoTherapeutics, Inc. and as its Chairman and Chief Executive Officer from 1993 to 1998. From 1988 to 1991, he served as Senior Vice President, Biotechnology Research and Development of R.W. Johnson Pharmaceutical Research Institute, a division of Johnson & Johnson. Dr. Rudnick currently serves as a director of Genaissance Pharmaceuticals, Inc., a publicly-traded company specializing in the discovery and use of human gene variation for the development of personalized medicines and DNA-based diagnostics. Dr. Rudnick also serves as a board member of several private companies. He is a Clinical Professor of Medicine at the University of North Carolina, Chapel Hill, where he teaches and advises the faculty on biotechnology. Dr. Rudnick received his undergraduate degree from the University of Pennsylvania, an M.D. from the University of Virginia School of Medicine and pursued post doctoral studies in Medical Oncology at Yale University.

Elizabeth E. Tallett, 55, has served as one of our directors since July 1998. Ms. Tallett has been a Principal of Hunter Partners, LLC, which provides management services to developing life sciences companies, since July 2002. She was also President and CEO of Dioscor, Inc. from April 1996 until July 2003, and of Marshall Pharmaceuticals, Inc. from November 2000 until January 2003, both specialty pharmaceutical firms. Ms. Tallett was President and CEO of Ellard Pharmaceuticals Inc., and Galenor Inc., both biopharmaceutical companies, from 1997 to 2000 and 1999 to 2000, respectively. Ms. Tallett is a director of Coventry Health Care, Inc., IntegraMed America, Inc., Principal Financial Group, Inc., Varian, Inc., and Varian Semiconductor Equipment Associates, Inc. She holds a B.Sc. with First Class Honors in mathematics and economics from the University of Nottingham, England.

Our board of directors unanimously recommends a vote FOR each of the foregoing nominees.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005

The Audit and Compliance Committee of our board of directors has appointed Deloitte as our independent registered public accountants for the fiscal year ending December 31, 2005 and has further directed that management submit the appointment of Deloitte as our independent registered public accountants for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte are expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Neither our bylaws nor any other governing documents or law require stockholder ratification of the appointment of Deloitte as our independent registered public accountants. However, the Audit and Compliance Committee is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit and Compliance Committee will reconsider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit and Compliance Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of our stockholders.

The affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting on this proposal will be required to ratify the appointment of Deloitte. Any abstentions will have the effect of votes against the proposal. Any broker non-votes will not have any effect on the proposal.

The following is a summary of the fees billed to us by Deloitte for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003:

Fee Category	2004	2003
Audit Fees (1)	$165,000	$90,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	12,000	10,000
All Other Fees (4)	466,000	74,000

Total Fees	$643,000	$174,000

(1)	Audit fees for the years ended December 31, 2004 and 2003, respectively, were for professional services rendered for the audits and interim quarterly reviews of our consolidated financial statements and other statutory and subsidiary audits.

(2)	We had no audit-related fees for the years ended December 31, 2004 and 2003.

(3)	Tax fees for the years ended December 31, 2004 and 2003, respectively, were for tax compliance, including the review or preparation of tax returns, and general tax planning and advice.

(4)	All other fees for the years ended December 31, 2004 and 2003, respectively, were for services rendered in connection with our initial public offering and the filing of our registration statements on Forms S-1 and S-8.

The Audit and Compliance Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Our board of directors unanimously recommends a vote FOR Proposal 2.

PROPOSAL 3: APPROVAL OF AMENDMENT TO AMENDED AND RESTATED EQUITY COMPENSATION PLAN TO INCREASE BY 500,000 SHARES THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE OR TRANSFER UNDER THE AMENDED AND RESTATED EQUITY COMPENSATION PLAN AND APPROVAL OF THE ENTIRE PLAN, AS AMENDED

On April 19, 2005, our board of directors adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Plan that would increase the total number of Shares authorized for issuance or transfer under the Plan from 3,766,667 Shares to 4,266,667 Shares, an increase of 500,000 Shares. Our board of directors has directed that the proposal to amend the Plan to increase the number of Shares authorized for be submitted to our stockholders for their approval at the Annual Meeting. In addition, our stockholders are being asked to approve the entire Plan, as amended. Stockholder approval of the amendment of the Plan to increase the Shares authorized for issuance or transfer under the Plan, as well as of the entire Plan, as amended, is being sought (i) so that compensation attributable to grants under the Plan may continue to qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (see discussion of “Section 162(m)” under “Federal Income Tax Consequences” below), (ii) in order for incentive stock options to meet the requirements of the Code, and (iii) in order to meet the Nasdaq Stock Market (“Nasdaq”) listing requirements.

Our board of directors believes that the number of Shares currently available for issuance or transfer under the Plan is not sufficient in view of our compensation structure and strategy and succession planning process. Our board of directors has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation. In addition, our board of directors believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, advisors, consultants, and non-employee directors the opportunity to acquire or increase their proprietary interests in us. Our board of directors believes that the availability of the additional 500,000 Shares will ensure that we continue to have a sufficient number of Shares authorized for issuance under the Plan.

The material terms of the Plan and proposed amendment are summarized below. A copy of the proposed amendment to the Plan is attached to this proxy statement as Appendix A. This summary of the Plan and the proposed amendment is not intended to be a complete description of the Plan and the proposed amendment and is qualified in its entirety by the actual text of the Plan and the proposed amendment to which reference is made.

Material Features of the Plan

General.    The Plan provides that grants may be in any of the following forms: (i) incentive stock options; (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”); (iii) stock appreciation rights (“SARs”); (iv) stock awards; (v) stock units;; (vi) dividend equivalents; and (vii) other equity awards.

The Plan currently authorizes the issuance of up to 3,766,677 Shares and provides that if the authorized number of Shares under the Plan for any calendar year is less than 15% of our issued and outstanding Shares as of December 31 of the immediately preceding year (on a fully-diluted basis and assuming for such purpose the issuance of all Shares issuable pursuant to (i) the exercise of any then outstanding options, warrants or other rights to purchase Shares, and (ii) the Plan (to the extent not already issued or issuable pursuant to outstanding grants under the Plan), this limit is automatically increased so that the authorized number of Shares under the Plan will equal 15% of our issued and outstanding Shares. The maximum number of Shares that can be added to the Plan as a result of this automatic increase in any calendar year cannot exceed 250,000 Shares, unless our board of directors determines that the maximum number will be a lesser amount, and the automatic increase provision under the Plan expires on April 15, 2014, unless our stockholders approve a future increase. Since its effective date, the number of shares authorized for issuance or transfer under the Plan has not been increased as a result of this automatic increase provision in the Plan. The stockholders are being asked to consider and approve an amendment that would, commencing on the date of the Annual Meeting, increase the number of Shares available for grants under the Plan by an additional 500,000 Shares, so that a total of 4,266,667 Shares may be issued under the Plan. The proposed amendment to increase the number of Shares authorized for issuance or transfer under the Plan is in addition to, and not intended to replace, the automatic increase provision under the Plan.

If and to the extent options granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards are forfeited, the Shares subject to such grants will become available again for purposes of the Plan. In addition, the Plan provides that if any Shares are used to pay the exercise price of an option, only the net number of Shares received by the grantee pursuant to such exercise will be considered to have been issued under the Plan and the remaining number of Shares subject to the option will again be available for issuance under the Plan. If any grants under the Plan are paid in cash, any Shares subject to such grants will also again become available for grant under the Plan.

The Plan provides that the maximum aggregate number of Shares that may be made with respect to grants to any individual during any calendar year is 1,000,000 Shares. If dividend equivalents are granted as “performance-based compensation,” as described below, the maximum amount that may be credited to an employee’s account in a calendar year under the Plan is $250,000.

Administration.    The Plan is administered and interpreted by our Compensation Committee. Our Compensation Committee has the authority to: (i) determine the individuals to whom grants will be made under the Plan; (ii) determine the type, size and terms of the grants; (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the Plan. The determinations of the Compensation Committee are made in its sole discretion and are final, binding and conclusive. Our Compensation Committee presently consists of Dr. Horovitz and Messrs. Rudnick and Freytag. Subject to any limitations in our corporate governance documents and applicable law, our Compensation Committee may delegate its authority under the Plan to one or more subcommittees or officers; however, no such delegation has been made under the Plan. Further, our board of directors may ratify or approve any grants under the Plan and will approve and administer all grants to our non-employee directors.

Eligibility for Participation.    All of our employees (including our officers) and employees of our subsidiaries are eligible for grants under the Plan. Our non-employee directors are also eligible to receive grants under the Plan. All of our consultants and advisors and consultants and advisors of our subsidiaries are eligible to receive grants under the Plan. As of March 31, 2005, approximately 142 employees, seven non-employee directors, and seven consultants were eligible to receive grants under the Plan.

Types of Awards.

Stock Options

The Compensation Committee may grant options intended to qualify as incentive stock options (“ISOs”) within the meaning of Section 422 of the Code, so-called “nonqualified stock options” that are not intended to so qualify (“NSOs”), or any combination of ISOs and NSOs. Anyone eligible to participate in the Plan may receive a grant of NSOs. Only our employees and employees of certain of our subsidiaries may receive a grant of ISOs.

The Compensation Committee fixes the exercise price per Share for options on the date of grant. The exercise price of any option granted under the Plan may not be less than the fair market value of the underlying Shares on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per Share of an ISO granted to such person must be at least 110% of the fair market value of a Share on the date of grant. To the extent that the aggregate fair market value of Shares, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, the portion of such ISOs that exceed the limit will be treated as NSOs.

The Compensation Committee determines the term of each option; however, the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term for such person may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Compensation Committee, in its sole discretion, which is specified in the grant instrument. Options may be exercised while the grantee is employed by or providing service to us or within a specified period of time after such termination of employment or service. A grantee may exercise an option by delivering notice of exercise to us. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash; (ii) with the approval of the Compensation Committee, by delivering Shares already owned by the grantee (including Shares acquired in connection with the exercise of the option, subject to such restrictions as the Compensation Committee deems appropriate) and having a fair market value on the date of exercise equal to the exercise price or through attestation to ownership of such Shares; or (iii) by such other method as the Compensation Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

SARs

The Compensation Committee may grant SARs to anyone eligible to participate in the Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the Shares on the date of exercise over the base amount set forth in the grant instrument. Such payment to the grantee will be in cash, in Shares, or in a combination of cash and Shares, as determined by the Compensation Committee. The Compensation Committee will determine the period when SARs vest and become exercisable, the base amount for SARs, and whether SARs will be granted in connection with, or independently of, any options. SARs may be exercised while the grantee is employed by or providing service to us or within a specified period of time after termination of such employment or service.

Stock Awards

The Compensation Committee may grant stock awards to anyone eligible to participate in the Plan. The Compensation Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria as the Compensation Committee determines appropriate. The Compensation Committee determines the number of Shares subject to the grant of stock awards and the other terms and conditions of the grant. The Compensation Committee will determine to what extent and under what conditions grantees will have the right to vote Shares and to receive dividends or other distributions paid on such Shares during the restriction period.

Stock Units

The Compensation Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a Share or an amount based on the value of a Share at a future date. The Compensation Committee determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, and the other terms and conditions applicable to the stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes distributable it will be paid to the grantee in cash, in Shares, or in a combination of cash and Shares, as determined by the Compensation Committee.

Dividend Equivalents

The Compensation Committee may grant dividend equivalents to anyone eligible to participate in the Plan. Dividend equivalents entitle the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time the grant is outstanding and unexercised, on the Shares covered by the grant as if such Shares were then outstanding. Dividend equivalents may be granted in connection with any grants under the Plan and are payable in cash or Shares and may be paid currently or accrued as contingent obligations as a specified dollar amount or in the form of stock units. The terms and conditions of dividend equivalents are determined by the Compensation Committee.

Other Equity Awards

The Compensation Committee may grant other types of equity awards that would not otherwise constitute options, SARs, stock awards, stock units and dividend equivalents under the Plan. The Compensation Committee may grant other equity awards to anyone eligible to participate in the Plan. These grants will be based on, or measured by, Shares, and will be payable in cash, in Shares, or in a combination of cash and Shares. The terms and conditions for these grants will be determined by the Compensation Committee.

Qualified-Performance Compensation.    The Plan permits the Compensation Committee to impose and specify objective performance goals that must be met with respect to grants of stock units, stock awards, dividend equivalents and other equity awards to employees. The Compensation Committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Compensation Committee. Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: total stockholder return; total stockholder return as compared to total stockholder return of comparable companies or a publicly available index; net income; pretax earnings; earnings before interest expense and taxes (EBIT); earnings before interest expense, taxes, depreciation and amortization (EBITDA); earnings per Share; return on equity; return on assets; revenues; asset growth; operating ratios; access to and availability of funding; or asset quality. These measures may be based on the employee’s business unit or our performance and that of our subsidiaries independently or as a whole, or a combination of the foregoing.

Adjustment Provisions.    If there is any change in the number or kind of Shares by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of Shares, by reason of a merger, reorganization or consolidation in which we are the surviving corporation, by reason of a recapitalization or change in par value or by reason of any other extraordinary or unusual even affecting the outstanding Shares as a class without receipt by us of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spin-off or our payment of an extraordinary dividend or distribution, the maximum number of Shares available for grants, the limit on the number of Shares for which any individual may receive pursuant to grants in any year, the number of Shares covered by outstanding grants, the kind of Shares to be issued under the Plan, and the price per Share may be appropriately adjusted by the Compensation Committee to reflect any increase or decrease in the number or kind of issued Shares in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.

Change of Control.    If a change of control occurs, unless the Compensation Committee determines otherwise, all outstanding options will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards, SARs, stock units or other equity awards will immediately lapse.

If a change of control occurs where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding options that are not exercised will be assumed by, or replaced with comparable options by, the surviving corporation.

In the event of a change of control, the Compensation Committee also may take any of the following actions with respect to outstanding grants: (i) require that grantees surrender their outstanding options in exchange for payment by us, in cash or Shares as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value subject to the grantee’s unexercised options exceeds the exercise price of the option; and (ii) after giving grantees the opportunity to exercise their outstanding options, the Compensation Committee may terminate any or all unexercised options at such time as the Compensation Committee determines appropriate.

Amendment and Termination of the Plan.    Our board of directors may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under the Code, any applicable laws or stock exchange requirements. No grants may be issued under the Plan after April 15, 2014.

Modification to Price of Grants.    Except on account of an adjustment as described above, neither our Compensation Committee nor our board of directors can determine to revise the exercise price or other economic price provision of any grant under the Plan without obtaining stockholder approval for such action.

Prior Grants.    As of April 25, 2005, an aggregate of 160,000 Shares had been granted subject to restricted stock grants under the Plan, all of which remain outstanding but subject to restrictions under the Plan. As of April 25, 2005, stock options to purchase an aggregate of 3,409,290 Shares (net of cancellations) had been granted under the Plan, with 3,106,111 Shares subject to outstanding stock options as of such date and 303,179 Shares issued pursuant to the exercise of stock options as of such date. No SARs, stock units, dividend equivalents or other equity awards have been granted under the Plan. If the amendment to the Plan to increase the number of Shares authorized to be issued under the Plan is approved, the total number of Shares that may be issued under the Plan will be 4,266,667 Shares, meaning that 697,387 Shares will be available under the Plan, based on outstanding Shares underlying grants under the Plan as of April 29, 2005.

No grants have been made under the Plan that are subject to stockholder approval at the Annual Meeting. It is not possible at present to predict the number of grants that will be made or who will receive any such grants under the Plan after the Annual Meeting.

The last sales price of our common stock on April 22, 2005, was $4.91 per Share.

Federal Income Tax Consequences

The Federal income tax consequences arising with respect to grants under the Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees in the Plan, as the consequences may vary with the types of grants made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual Shares. Future appreciation on Shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the Shares are sold. As a general rule, we will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules arise under the following circumstances:

(i) If Shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment, service or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture under section 83(b) of the Code).

(ii) If an employee is granted an option that qualifies as an ISO, no ordinary income will be recognized, and we will not be entitled to any tax deduction, if Shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant.

(iii) We will not be entitled to a tax deduction for compensation attributable to grants granted to one of our named executive officers, if and to the extent such compensation does not qualify as “performance-based” compensation under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1,000,000.

(iv) A grant may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time its becomes vested, plus interest, even if that is prior to the delivery of the cash or the Shares in settlement of the grant, if the grant constitutes “deferred compensation” under section 409A of the Code, and the requirements of section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. We intend that options and SARs granted at the fair market value of our Shares on the date of grant will qualify as performance-based compensation. Stock awards, stock units, dividend equivalents and other equity awards granted under the Plan will only qualify as “performance-based compensation” when the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

The Plan provides that we have the right to require the grantee of any award under the Plan to pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to such grants. We may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. The Compensation Committee may permit a grantee to satisfy our withholding obligation by having Shares acquired pursuant to the grant withheld, provided that the number of Shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

The following table shows certain information concerning our common stock to be issued in connection with our equity compensation plans as of December 31, 2004:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,942,239	$3.64	612,828
Equity compensation plans not approved by security holders	0	$0.00	0
Total	2,942,239	$3.64	612,828

Vote Required for Approval

The proposal to approve the amendment to the Plan to increase by 500,000 Shares the number of Shares authorized for issuance or transfer under the Plan and to approve the entire Plan, as amended, requires for its approval the affirmative vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal. Any broker non-votes will not have any effect on the proposal.

Our board of directors unanimously recommends a vote FOR Proposal 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows information known by us with respect to the beneficial ownership of our common stock as of March 31, 2005, for each of the following persons:

•	our Chief Executive Officer;

•	each of our four other most highly compensated executive officers;

•	each of our directors;

•	each person known by us to beneficially own more than 5% of our common stock; and

•	all of our directors and executive officers as a group.

The number of Shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission, or the SEC. Under these rules, beneficial ownership includes any Shares as to which the individual or entity has sole or shared voting power or investment power and includes any Shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of March 31, 2005, through the exercise of any warrant, stock option or other right. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares of our common stock underlying options and warrants that are exercisable within 60 days of March 31, 2004 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all Shares shown as beneficially owned by them. The following table is based on 23,248,994 Shares outstanding as of March 31, 2005. Unless otherwise indicated, the address of all individual and entities listed below is Immunicon Corporation, 3401 Masons Mill Road, Huntingdon Valley, Pennsylvania 19006.

Name and Address	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
Directors and Named Executive Officers:
Edward L. Erickson (1)	381,955	1.6%
Byron D. Hewett (2)	0	*
James G. Murphy (3)	207,899	*
Leon W.M.M. Terstappen, M.D., Ph.D. (4)	291,419	1.2%
James L. Wilcox (5)	46,376	*
Jonathan Cool (6)	853,002	3.7%
J. William Freytag, Ph.D. (7)	35,003	*
Brian J. Geiger (8)	0	*
Zola P. Horovitz, Ph.D. (9)	44,102	*
Allen J. Lauer (10)	7,177	*
Seth A. Rudnick, M.D. (11)	2,160,161	9.3%
Elizabeth E. Tallett (12)	30,003	*

All Directors and Executive Officers as a Group (12 persons) (13)	4,069,598	16.9%

Five Percent Stockholders:
Canaan Partners (14) 105 Rowayton Avenue Rowayton, CT 06853	2,113,640	9.1%

Name and Address	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
Johnson & Johnson Development Corporation (15) One Johnson & Johnson Plaza New Brunswick, NJ 08933	1,771,571	7.6%
MDS Life Sciences (16) c/o MDS Capital Corp. 100 International Blvd. Toronto, Ontario, Canada M9W 6J6	1,388,166	6.0%
TL Ventures (17) 435 Devon Park Drive, 700 Building Wayne, PA 19087	2,258,449	9.7%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Includes 342,389 Shares underlying options that are exercisable within 60 days of March 31, 2005. Excludes 246,846 Shares underlying options that are not exercisable within 60 days of March 31, 2005.
(2)	Excludes 300,000 options that are not exercisable within 60 days of March 31, 2005.
(3)	Includes 147,725 Shares underlying options that are exercisable within 60 days of March 31, 2005. Excludes 120,723 Shares underlying options that are not exercisable within 60 days of March 31, 2005.
(4)	Includes 177,237 Shares underlying options that are exercisable within 60 days of March 31, 2005. Also includes 14,000 Shares held by Mr. Terstappen’s father. Excludes 88,391 Shares underlying options that are not exercisable within 60 days of March 31, 2005.
(5)	Includes 46,000 Shares underlying options that are exercisable within 60 days of March 31, 2005. Excludes 74,002 Shares underlying options that are not exercisable within 60 days of March 31, 2005.
(6)	Includes 833,334 Shares held by Foundation Medical Partners, L.P. Foundation Medical Managers, LLC is the general partner of Foundation Medical Partners, L.P. Jonathan Cool, Lee R. Wrubel and Delos Cosgrove are the managing members of Foundation Medical Managers, LLC. Each member of the general partner may be deemed to have voting and dispositive power over the shares held by Foundation Medical Partners, L.P. and Mr. Cool, and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Includes 14,668 Shares underlying options that are exercisable within 60 days of March 31, 2005. Excludes 12,667 Shares underlying options that are not exercisable within 60 days of March 31, 2005. By virtue of an agreement with Mr. Cool, Foundation Management Medical Company, affiliated with Foundation Medical Managers, LLC, shares dispositive power over all of the securities held of record by Mr. Cool.
(7)	Includes 30,003 Shares underlying options that are exercisable within 60 days of March 31, 2005. Excludes 12,667 Shares underlying options that are not exercisable within 60 days of March 31, 2005.
(8)	Excludes 39,000 Shares underlying options that are not exercisable within 60 days of March 31, 2005.
(9)	Includes 32,337 Shares underlying options that are exercisable within 60 days of March 31, 2005. Excludes 17,334 Shares underlying options that are not exercisable within 60 days of March 31, 2005.
(10)	Includes 6,000 Shares underlying options that are exercisable within 60 days of March 31, 2005. Excludes 22,668 Shares underlying options that are not exercisable within 60 days of March 31, 2005.

(11)	Includes 16,752 Shares underlying options that are exercisable within 60 days of March 31, 2005. Also includes the securities beneficially owned by the entities affiliated with Canaan Partners. As a general partner of Canaan Partners, Dr. Rudnick may be deemed to share voting and dispositive power with respect to the Shares beneficially owned by the entities affiliated with Canaan Partners and disclaims beneficial ownership of these Shares except to the extent of his pecuniary interest therein. See footnote 14. Excludes 13,918 Shares underlying options that are not exercisable within 60 days of March 31, 2005.
(12)	Includes 30,003 Shares underlying options that are exercisable within 60 days of March 31, 2005. Excludes 16,667 Shares underlying options that are not exercisable within 60 days of March 31, 2005.
(13)	Includes 843,114 Shares underlying options that are exercisable within 60 days of March 31, 2005. Excludes 914,883 Shares underlying options that are not exercisable within 60 days of March 31, 2005.
(14)	Information is as of December 31, 2004 and is based on a Schedule 13G filed with the SEC jointly by Canaan Equity L.P., Canaan Equity II L.P. (QP), Canaan Equity II L.P., and Canaan Equity II Entrepreneurs LLC, Canaan Equity Partners II LLC, Canaan Equity Partners LLC, John V. Balen, James C. Furnivall, Stephen L. Green, Deepek Kamra, Gregory Kopchinsky, Guy M. Russo, Erick A. Young, Charmers Landing LLC, Stonehenge LLC, and Waubeeka LLC on February 11, 2005. Includes 88,038 Shares held by Canaan Equity II Entrepreneurs LLC, 1,108,926 Shares held by Canaan Equity II, LP, 496,054 Shares held by Canaan Equity II, LP (QP) and 408,121 Shares held by Canaan Equity LP. As the General Partner of Canaan Equity II, LP and Canaan Equity II, LP (QP) and the Manager of Canaan Equity II Entrepreneurs LLC, Canaan Equity Partners II LLC may be deemed to own beneficially the Shares held by each of these entities. As the General Partner of Canaan Equity LP, Canaan Equity Partners LLC may be deemed to own beneficially the Shares held by Canaan Equity LP. As individual managers of Canaan Equity Partners II LLC and Canaan Equity Partners LLC, John V. Balen, James C. Furnivall, Stephen L. Green, Deepak Kamra, Gregory Kopchinsky, Guy M. Russo, and Eric A. Young also may be deemed to own beneficially the Canaan Equity II, LP Shares, Canaan Equity II, LP (QP) Shares and Canaan Equity II Entrepreneurs LLC Shares. Each of Messrs. Kamra, Kopchinsky and Young are the record owner of 4,167 shares. By virtue of the contractual relationship between Charmers Landing LLC and Mr. Green, its sole manager, Charmers Landing LLC also may be deemed to own beneficially the Canaan Equity II, LP Shares, Canaan Equity II, LP (QP) Shares and Canaan Equity II Entrepreneurs LLC Shares. By virtue of the contractual relationship between Stonehenge LLC and Mr. Kopchinsky, its sole manager, Stonehenge LLC also may be deemed to own beneficially the shares held of record by Mr. Kopchinsky and the Canaan Equity II, LP Shares, Canaan Equity II, LP (QP) Shares and Canaan Equity II Entrepreneurs LLC Shares. By virtue of the contractual relationship between Waubeeka LLC and Mr. Russo, its sole manager, Waubeeka LLC also may be deemed to own beneficially Canaan Equity II, LP Shares, Canaan Equity II, LP (QP) Shares and Canaan Equity II Entrepreneurs LLC Shares.
(15)	Information is as of December 31, 2004 and is based on a Schedule 13G filed with the SEC jointly by Johnson & Johnson and Johnson & Johnson Development Corporation on February 3, 2005. These Shares are directly beneficially owned by Johnson & Johnson Development Corporation. Johnson & Johnson Development Corporation is a wholly-owned subsidiary of Johnson & Johnson. Johnson & Johnson may be deemed to indirectly beneficially own the Shares that are directly beneficially owned by Johnson & Johnson Development Corporation.
(16)	Information is as of December 31, 2004 and is based on a Schedule 13G filed with the SEC jointly by MDS Capital Management Corp., MDS Capital USA (GP) Inc., MDS Life Sciences Technology Barbados Investment Trust, MDS Life Sciences Technology Fund (GP) Inc., MDS Life Sciences Technology Fund Limited Partnership, MDS Life Sciences Technology Fund USA, L.P., SC Biotechnology Development Fund LP and SC (GP) Inc. on February 14, 2005. Includes 144,189

Shares held by MDS Life Sciences Technology Barbados Investment Trust, 830,860 Shares held by MDS Life Sciences Technology Fund Limited Partnership, 196,450 Shares held by MDS Life Sciences Technology Fund USA, L.P., and 216,667 Shares held by SC Biotechnology Development Fund LP. The general partner of MDS Life Sciences Technology Fund Limited Partnership is MDS Life Sciences Technology Fund (GP) Inc. The general partner of MDS Life Sciences Technology Fund US, L.P. is MDS Capital US (GP) Inc. The general partner of SC Biotechnology Development Fund LP is SC (GP) Inc. MDS Life Sciences Technology Fund (GP) Inc., MDS Capital USA (GP) Inc., SC (GP) Inc. and MDS Capital Management Corp. are wholly owned subsidiaries of MDS Capital Corp. These general partners and MDS Capital Corp. may be deemed to share voting and dispositive power over the Shares held by the entities for which they serve as a general partner, and disclaim beneficial ownership of all Shares except to the extent of their pecuniary interest therein.

(17)	Information is as of December 31, 2004 and is based on a Schedule 13G filed with the SEC jointly by TL Ventures III L.P., TL Ventures III Offshore L.P., TL Ventures III Interfund L.P., TL Ventures III Manager LLC, TL Ventures III General Partner L.P., TL Ventures III Offshore Ltd., TL Ventures III Management L.P. and TL Ventures Offshore Partners L.P. on February 11, 2005. TL Ventures III L.P., TL Ventures III Offshore L.P. and TL Ventures III Interfund L.P. are venture capital funds, which are required by their governing documents to make all investment, voting and disposition actions in tandem. TL Ventures III L.P. is the record holder of 1,818,432 Shares; TL Ventures III Offshore L.P. is the record holder of 380,641 Shares; and TL Ventures III Interfund L.P. is the record holder of 59,376 Shares. TL Ventures III Manager LLC is the sole general partner of TL Ventures III General Partner L.P., the sole general partner of TL Ventures III Management L.P., the sole general partner of TL Ventures III L.P., and TL Ventures III Manager LLC is the sole general partner of TL Ventures III General Partner L.P., the sole general partner of TL Ventures III Interfund L.P. As such, TL Ventures III Manager LLC has sole authority and responsibility for all investment, voting and disposition decisions for TL Ventures III L.P. and TL Ventures III Interfund L.P., which powers, other than investments, are exercised through its three-member board of managers, by majority vote. Investment decisions require a majority vote of the members of TL Ventures III Manager LLC. TL Ventures III Offshore Ltd. is the sole general partner of TL Ventures Offshore Partners L.P., which is the sole general partner of TL III Offshore. As such, it has sole authority and responsibility for investment, voting and disposition decisions for TL III Offshore, which powers are exercised through its three-member board of directors, by majority vote.

MANAGEMENT

Executive Officers

Set forth below is the name, age, position and a brief account of the business experience of each of our executive officers other than Edward L. Erickson, whose biographical information appears under “Proposal 1: Election of Eight Directors” section of this proxy statement.

Byron D. Hewett, 49, has served as our President and Chief Operating Officer since April 2005 and served as our Chief Operating Officer and General Manager, Cancer Products, from October 2004 to April 2005. Prior to joining us, he served most recently from April 2002 until June 2004 as Senior Vice President of Sales and Marketing and General Manager, North America, for Qiagen, Inc., where he led North American commercial operations. Mr. Hewett’s management responsibilities included oversight of sales, marketing, finance, human resources, information technology, training, and field, customer, and technical service for both the US and Canada. Prior to Qiagen, he served as vice president of worldwide marketing in the laboratory testing segment of Bayer Diagnostics (previously Chiron Diagnostics from June 2000 to March 2002, responsible for strategy and marketing of Bayer’s global immunochemistry, hematology, clinical chemistry, high volume urine chemistry, laboratory automation, and information and consulting businesses. He had previously served as president of the US commercial operations unit for Bayer from January 1998 to December 1998 and as vice president within the US branch of the laboratory testing segment and nucleic acid diagnostics business from June 1999 to May 2000. Mr. Hewett began his business career with Abbott Laboratories, advancing to the position of business unit manager in Abbott Laboratories’ therapeutic drug monitoring and transplant diagnostics business. Mr. Hewett holds a B.S. from the University of Virginia and a Masters in Management from Northwestern University.

Leon W.M.M. Terstappen, M.D., Ph.D., 49, has served as our Senior Vice President, Research and Development, and as our Chief Scientific Officer since 1999. From 1994 to 1998, Dr. Terstappen served as our Vice President, Research and Development. From 1987 to 1994, Dr. Terstappen served in various positions in the Immunocytometry Systems business unit of Becton Dickinson and Company, a publicly-traded company that manufactures and sells a variety of medical supplies and devices and diagnostic systems, including as Associate Scientific Director, Group Leader, and Senior Scientist. From 1983 to 1987, Dr. Terstappen practiced medicine in The Netherlands. He is the inventor or a co-inventor of 32 issued US patents. Dr. Terstappen holds a Ph.D. in Applied Physics from Twente University, The Netherlands, and an M.D. from Groningen University Medical School, The Netherlands.

James G. Murphy, 49, has served as our Senior Vice President, Finance and Administration, and as our Chief Financial Officer since September 2000. From April 1999 to September 2000, Mr. Murphy served as our Vice President, Finance and Administration. From April 1998 to April 1999, he was a consultant providing financial services to various venture-backed health care companies. From March 1996 to April 1998, Mr. Murphy was Vice President, Finance and Administration, and Chief Financial Officer of Apollon, Inc., a biotechnology company engaged in the development of DNA-based vaccines. From 1988 to 1995 Mr. Murphy served as Vice President, Chief Financial Officer and as a director of Infopage, Inc., a publicly-held radio beeper company that operated throughout the US. From 1987 to 1988, Mr. Murphy was Corporate Controller and Treasurer of American Cellular Network Corporation, a publicly-traded company that operated cellular telephone systems in New Jersey and Delaware. He holds a B.S. in Accounting, cum laude, from Villanova University, and is a certified public accountant.

James L. Wilcox, Esq., 53, has served as Vice President, Chief Counsel and Corporate Secretary since April 2004, and was a consultant to us and our Chief Counsel since September 2000. From July 1998 to September 2000, Mr. Wilcox maintained a private law practice and also served as Vice President and General Counsel of Enriched Air Incorporated, a privately-held medical device technology startup company. From November 1995 to July 1998, Mr. Wilcox served as Vice President and General Counsel of Fuisz Technologies Ltd., at that time a publicly-traded development-stage medical products company. From October 1983 to November 1995, Mr. Wilcox held a number of legal and management positions at Abbott Laboratories. Mr. Wilcox holds a B.S. in Chemistry and Physics from Bowling Green State University, and a J.D. from The University of Toledo College of Law.

Significant Employees

Set forth below is the name, age, position and a brief account of the business experience of each nonexecutive officer we expect to make a significant contribution to our business:

Mark Connelly, Ph. D., 50, Vice President, Reagent Development, joined Immunicon in September 2002. Before Immunicon, Dr. Connelly served as Director of Research and Development for Zeus Scientific, Inc. from November 1999 to September 2002. Prior to that, Dr. Connelly has held positions of Senior Scientist, Principle Scientist, Manager and Program Manager at Ortho Clinical Diagnostics Inc. (1990 – 1999), and E.I. DuPont (1985 – 1990). Over the last 20 years, Dr. Connelly has led the development and commercialization of numerous products in the fields of Clinical Chemistry, Retrovirology, Flow Cytometry, Blood Banking, Autoimmunity and Cancer Diagnostics. Dr. Connelly received his B.S. in Biology from Syracuse University and his Ph.D. in Immunochemistry from the University of Rochester.

Michael T. Kagan, 49, Vice President, Operations since May 2004. Prior to this, Mr. Kagan was Vice President of Engineering from 1999 to 2004. He joined Immunicon in 1999 from Bayer Diagnostics Corporation where he was Director of Engineering. From 1992 through 1999, at both Bayer and Chiron Diagnostics, he held posts as Senior Project Manager for the ACS: Centaur™ immunoassay system and Manager of Electronic Systems Development. From 1989 to 1992, Mr. Kagan was Manufacturing Engineering Manager at Ciba Corning Diagnostics Corp’s Critical Care group in charge of process engineering for blood gas and electrolyte instruments, sensors and reagents. Mr. Kagan holds ASET and BSET degrees from Wentworth Institute of Technology and completed various graduate studies in Biomedical Engineering at Worcester Polytechnic Institute and Case Western Reserve University.

Teresa Lipcsey, 40, has served as Vice President and Corporate Controller since January 2005. From January 2004 to January 2005, Ms. Lipcsey served as Executive Director and Controller. From May 1999 to December 2003, Ms. Lipcsey was Corporate Controller of Integrated Circuit Systems, Inc., a publicly held semiconductor company that designs, develops and markets silicon timing devices. From November 1995 to May 1999, Ms. Lipcsey held various accounting positions within Integrated Circuit Systems. Ms. Lipcsey holds a B.S. in Accounting and Finance from University of Maryland and is a certified public accountant and a certified treasury professional.

Carrie Mulherin, 43, has served as our Vice President, Marketing, since January 2002. From January 2000 to December 2001, Ms. Mulherin served as Director, Sales and Marketing, of ThauMDx, LLC, a privately held start-up diagnostics company in the cardiovascular disease products field. From October 1997 to January 2000, she was Vice President, Sales and Marketing, of Intracel Corporation, a company selling capital equipment and reagent kits in virology, infectious serology, autoimmune disease and cancer. Prior to 1997, she held various senior marketing management positions in other diagnostic and pharmaceutical companies. Ms. Mulherin received her A.B. in Molecular Biology from Princeton University and an M.B.A. in Marketing from the University of Scranton.

Peter J. Scott, 56, has served as our Vice President, Quality Assurance and Regulatory Affairs, since April 2002. From October 1997 to November 2001, he served as Vice President, Quality Assurance and Regulatory Affairs, of Pharmanetics Inc., a company engaged in developing technologies to monitor the effectiveness of coagulation therapies. From 1990 to 1997, he served as Director, Quality Assurance and Regulatory Affairs, of Gaymar Industries, Inc., a company that develops, manufactures, and markets healthcare products and services. From 1982 to 1990, he served in various capacities at C.R. Bard, Inc., a publicly-traded company that designs, manufactures and sells medical, surgical, diagnostic and patient care devices, including as Director, Quality Assurance and Regulatory Affairs, from 1987 to 1990, Manager, Corporate Quality Assurance, from 1985 to 1987 and Quality Control Manager from 1982 to 1985. Prior to his employment with C.R. Bard, Inc., Mr. Scott served as an engineer from 1980 to 1982 and as a Quality Control Supervisor from 1979 to 1980 at Becton Dickinson and Company, a publicly-traded company that manufactures and sells a variety of medical supplies and devices and diagnostic systems. From 1975 to 1979, he served as a Quality Control Supervisor at JT Baker Diagnostics, now Mallinckrodt Baker Inc., a company that produces laboratory, biotechnology and pharmaceutical, specialty industrial and microelectronic chemicals. Mr. Scott holds a B.S. in Biology from Tusculum College and an M.B.A., cum laude, from Mount Saint Mary’s College. He is a Certified Quality Engineer, an American Society for Quality certification.

John A. Verrant, 53, has served as our Vice President, Engineering, since July 2004. From December 1993 to June of 2004, Mr. Verrant served as Program Manager of New Product Development for Abbott Laboratories, Diagnostics Division, developing hematology diagnostic instrumentation. From April 1989 to December 1993, Mr.Verrant served as a Manager of Advance Engineering for Abbott Laboratories, Hospital Products Division (now Hospira), directing product commercialization. Mr. Verrant holds a Bachelors and Masters degree in Mechanical Engineering from the University of Minnesota, Institute of Technology.

CORPORATE GOVERNANCE

We operate within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance and have also adopted corporate governance guidelines.

Affirmative Determinations Regarding Director Independence and Other Matters

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Our board of directors consults with our outside counsel to ensure that determinations of our board of directors are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Our board of directors, in applying the above-referenced standards, has affirmatively determined that all of our current directors are “independent” with the exception of Mr. Erickson.

Meetings of Independent Directors

Our independent directors meet in regularly scheduled executive sessions without management present.

Board and Committee Meetings

Our board of directors held 11 meetings during our last fiscal year ended December 31, 2004. During the last fiscal year, no current director attended fewer than 75% of the total number of meetings of our board of directors and the committees of which he or she was a member. While we do not have a specific written policy with regard to attendance of directors at our annual meetings of stockholders, we encourage, but do not mandate, director attendance at our annual meetings of stockholders, particularly with respect to directors who are up for election at that annual meeting. The standing committees of our board of directors are the Audit and Compliance Committee, the Compensation Committee and the Nominating and Governance Committee.

Below is a description of each committee of our board of directors. Each committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our board of directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.

Audit and Compliance Committee

The members of the Audit and Compliance Committee are Mr. Geiger, who serves as Chair of the Audit and Compliance Committee, Ms. Tallett and Mr. Lauer. Our Audit and Compliance Committee is responsible for assuring the integrity of our financial control, audit and reporting functions and reviews with our management and our independent auditors the effectiveness of our financial controls and accounting and reporting practices and procedures. In addition, the Audit and Compliance Committee reviews the qualifications of our independent registered public accountants, is responsible for their appointment, compensation, retention and oversight and reviews the scope, fees and results of activities related to audit and non-audit services. Consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, the Audit and Compliance Committee meets with management and our independent registered public accountants prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting.

The Audit and Compliance Committee has adopted complaint procedures to enable confidential and anonymous reporting to the Audit and Compliance Committee of concerns regarding questionable accounting or auditing matters. The Audit and Compliance Committee operates under a formal charter adopted by our board of directors that governs its duties and standards of performance. The Audit and Compliance Committee Charter is attached as Appendix B to this proxy statement. Copies of the Audit and Compliance Committee Charter can be obtained free of charge from our website, www.immunicon.com.

Our board of directors has determined that all of the members of the Audit and Compliance Committee meet the independence standard set forth by Nasdaq and the criteria for independence set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Our board of directors has determined that Mr. Geiger qualifies as an “Audit and Compliance Committee financial expert,” as defined in applicable SEC rules. The Audit and Compliance Committee held 13 meetings during our last fiscal year. All Audit and Compliance Committee members attended at least 75% of scheduled meetings of the Audit and Compliance Committee. Deloitte, our independent registered public accountants, reports directly to the Audit and Compliance Committee.

Compensation Committee

The members of the Compensation Committee are Dr. Horovitz, who serves as Chair of the Compensation Committee, Mr. Rudnick and Mr. Freytag. Our Compensation Committee has authority, as delegated by our board of directors, in matters relating to administration of our compensation plans and to set the salary and incentive compensation, including stock option grants, for our Chief Executive Officer and senior staff members.

The Compensation Committee operates under a formal charter adopted by our board of directors that governs its duties and standards of performance. Copies of the Compensation Committee Charter can be obtained free of charge from our website, www.immunicon.com.

Our board of directors has determined that the members of the Compensation Committee meet the independence standard set forth by Nasdaq. Further, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an “outside director” as defined for purposes of 162(m) of the Code. The Compensation Committee held eight meetings during our last fiscal year. All Compensation Committee members attended at least 75% of scheduled meetings of the Compensation Committee.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Ms. Tallett, who serves as Chair of the Nominating and Governance Committee, Mr. Cool and Mr. Lauer. The Nominating and Governance Committee is responsible for reviewing and making recommendations on the composition of our board of directors and selection of directors, periodically assessing the functioning of our board of directors and its committees, periodically reviewing our corporate governance guidelines and making recommendations to our board of directors regarding corporate governance matters and practices.

The Nominating and Governance Committee operates under a charter adopted by our board of directors that governs its duties and standards of performance. Copies of the Nominating and Governance Committee Charter can be obtained free of charge from our website, www.immunicon.com.

Our board of directors has determined that the members of the Nominating and Governance Committee meet the independence requirements as set forth by Nasdaq. The Nominating and Governance Committee held one meeting during our last fiscal year. All Nominating and Governance Committee members attended at least 75% of scheduled meetings of the Nominating and Governance Committee.

Code of Conduct

We have adopted a Code of Conduct applicable to all employees, including all of our officers. Violations of the Code of Conduct may be reported to James L. Wilcox, our Chief Counsel, at Immunicon Corporation at 3401 Masons Mill Rd., Suite 100, Huntingdon Valley, Pennsylvania 19006. Copies of this Code of Conduct can be obtained free of charge from our website, www.immunicon.com. With respect to any amendments or waivers of this Code of Conduct (to the extent applicable to the Company’s chief executive officer, principal accounting officer or controller, or persons performing similar functions) the Company intends to either post such amendments or waivers on its website, www. immunicon.com, or disclose such amendments or waivers pursuant to a Current Report on Form 8-K.

Selection of Directors and Stockholder Nominations Process

In connection with our proxy solicitation relating to an annual meeting of stockholders, our board of directors recommends a slate of nominees for election by our stockholders. In addition, our board of directors fills vacancies on our board of directors when necessary or appropriate. Recommendations or determinations of our board of directors are made after consideration of the recommendation of, and information supplied by, the Nominating and Governance Committee as to the suitability of each individual, taking into account the criteria described below and other factors, including requirements for board committee membership. The Nominating and Governance Committee considers candidates for board membership suggested by its members and other board members, as well as management and stockholders. The Nominating and Governance Committee also may determine to retain third-party executive search firms to identify candidates from time to time.

Our board of directors and Nominating and Governance Committee consider board candidates based on various criteria, such as their broad range of skills, expertise, industry and other knowledge,

and business and other experience useful to the effective oversight of our business. Our board of directors and Nominating and Governance Committee also seek members from diverse backgrounds so that our board of directors consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. In determining whether to recommend a director for reelection, the Nominating and Governance Committee also considers a director’s past attendance at meetings and participation in and contributions to the activities of the board of directors and committees of the board on which the director served.

The Nominating and Governance Committee will consider director nominees recommended by stockholders who submit the following information in writing to James L. Wilcox, Chief Counsel, c/o Immunicon Corporation, 3401 Masons Mill Road, Suite 100, Huntingdon Valley, Pennsylvania 19006, if such information is received at least 120 days before the one-year anniversary of the date of mailing of our materials for the prior year’s annual meeting of stockholders:

•	the candidate’s name, age, business address and, if known, residence address;

•	the candidate’s principal occupation or employment;

•	the class and number of Shares of stock of the Company that are beneficially owned by the candidate; and

•	any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation l4A under the Securities Exchange Act of 1934, as amended.

The nominating stockholder must also include the following information about himself:

•	name and address, as they appear on the Company’s books;

•	the class and number of Shares of stock of the Company that are owned, beneficially and of record, by such stockholder;

•	a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; and

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice.

The nominating stockholder must also include the following information about the beneficial owner, if any, on whose behalf the nomination is being made:

•	such beneficial owner’s name and address;

•	the class and number of Shares of stock of the Corporation that are beneficially owned by such beneficial owner; and

•	a description of all arrangements or understandings between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made.

In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director of the Company. In addition, stockholder nominations must comply with the provisions of our bylaws. See “Advance Notice Provisions” below.

Assuming that appropriate information has been provided on a timely basis as described above and in accordance with our bylaws, the Nominating and Governance Committee will evaluate stockholder- recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder Communications to our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may send communications to our board of directors in writing, addressed to the full board of directors, individual directors or a specific committee of our board of directors, c/o James L. Wilcox, Chief Counsel, Immunicon Corporation, 3401 Masons Mill Road, Suite 100, Huntingdon Valley, Pennsylvania 19006. Our board of directors relies on our Chief Counsel to forward written questions or comments to the full board of directors, named directors or specific committees of our board of directors, as appropriate. General comments or inquiries from stockholders are forwarded to the appropriate individual, as appropriate.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation earned by our Chief Executive Officer and our four other most highly paid executive officers (the “Named Executive Officers”) for the three-year period ended December 31, 2004.

	Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus($)	Other Annual Compensation($)	Securities Underlying Options	All Other Compensation($)
Edward L. Erickson Chairman and Chief Executive Officer	2004 2003 2002	291,574 247,144 239,912	118,000 69,000 30,000	0 0 0	0 186,234 233,334	8,586 8,025 6,706	(1) (1) (1)

Byron Hewett (2) President and Chief Operating Officer	2004	47,596	0	0	250,000	7,878	(3)

James G. Murphy Senior Vice President, Finance and Administration, and Chief Financial Officer	2004 2003 2002	211,985 189,477 183,965	79,800 44,000 10,000	0 0 0	0 110,113 86,667	11,021 10,036 5,626	(1) (1) (1)

Leon W.M.M. Terstappen, M.D., Ph.D. Senior Vice President, Research and Development, and Chief Scientific Officer	2004 2003 2002	218,524 189,477 183,958	65,600 36,000 28,000	0 0 0	0 62,960 106,667	10,998 10,089 8,478	(1) (1) (1)

James L. Wilcox Vice President, Chief Counsel and Corporate Secretary	2004 2003 2002	133,000 0 0	30,000 0 0	0 0 0	34,000 13,334 26,667	79,150 181,990 142,620	(4) (5) (5)

(1)	Consists of the payment of premiums for group term life and family health insurance.
(2)	Mr. Hewett began his employment with us in October 2004. We anticipate that Mr. Hewett will be one of our four most highly paid executive officers during 2005. In connection with his appointment in April 2005 to the additional position of President, Mr. Hewett received an option to purchase an additional 50,000 shares of our common stock (not reflected in the table above or the tables below) at an exercise price per share of $4.91. This option vests annually over a four-year period.
(3)	Consists of the payment of $2,108 in premiums for family health insurance and a $5,769 allowance for moving expenses.
(4)	Consists of a $69,371 fee paid to Mr. Wilcox for consulting services he provided to us before the commencement of his employment with us in April 2004 and a $9,779 allowance for moving expenses.
(5)	Consists of fees paid to Mr. Wilcox for consulting services he provided to us during 2002 and 2003.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning grants of stock options made during 2004 to our Named Executive Officers.

Name	Number Of Securities Underlying Options Granted		Percent Of Total Options Granted To Employees In Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
						5% ($)	10% ($)
Edward L. Erickson	0		0	N/A	N/A	N/A	N/A
Byron Hewett	250,000	(1)	41%	$8.40	10/25/14	$1,290,180	$3,252,394
James G. Murphy	0		0	N/A	N/A	N/A	N/A
Leon W.M.M. Terstappen	0		0	N/A	N/A	N/A	N/A
James L. Wilcox	34,000	(2)	5.6%	$8.00	04/15/14	$155,925	$387,190

(1)	This option was granted in October 2004 and vests annually over a four-year period.
(2)	This option was granted in April 2004 and vests annually over a four-year period.
(3)	Based on the price determined pursuant to the Black-Scholes stock option pricing model using the following assumptions for Messrs Hewett and Wilcox for October 25, 2004 and April 15, 2004, respectively:

	October 25, 2004	April 15, 2004
Price	$8.40	$8.00
Risk Free Rate	3.851%	3.810%
Beta	71.333%	72.263%
Dividend Yield	0%	0%
Exercise Date	5 years	5 years

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table summarizes option exercises during the fiscal year ended December 31, 2004 and the value of vested and unvested options for our Named Executive Officers at December 31, 2004.

Name	Shares Acquired on Exercise	Value Realized (1) (2)	Number Of Securities Underlying Unexercised Options At Fiscal Year-End		Value Of Unexercised In-The-Money Options At Fiscal Year-End (2) (3)
			Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
Edward L. Erickson	22,000	$162,435	297,503	326,732	$1,493,172	$1,483,855
Byron Hewett	0	0	0	250,000	0	0
James G. Murphy	15,000	102,696	115,059	153,389	582,892	694,434
Leon W.M.M. Terstappen	35,667	183,521	161,404	119,224	740,269	544,463
James L. Wilcox	0	0	32,833	67,169	149,750	150,039

(1)	Represents the difference between the market value of the underlying securities at the exercise date, and the exercise price of the options.
(2)	These amounts are reported before any taxes associated with exercise or subsequent sale of the underlying Shares.
(3)	For “in-the-money” options, these amounts are based on the market value of underlying Shares based on the closing price on Nasdaq on December 31, 2004 ($6.98), minus the exercise price of the option.

SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

We have severance and change of control agreements with each of Mr. Erickson, Mr. Hewett, Dr. Terstappen, Mr. Murphy and Mr. Wilcox. Under these agreements, if we experience a change in control, or the employee terminates his employment for good reason or is terminated by us under any circumstance other than for cause, disability or death then, notwithstanding the terms and conditions of the employee’s stock option agreement, all restrictions on the sale or transfer of Shares of our stock will be removed to the extent law permits and all unvested stock options granted to the employee will immediately vest, and the employee will receive a severance package equal to 12 months of his base salary at the time of termination, and his benefits under our benefit plans existing and applicable to the employee at the time of his termination may be continued for this 12 month severance period.

In general terms, a change of control under these agreements occurs:

•	if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities, unless the holders of our voting Shares immediately prior to the acquisition beneficially own more than 50% of the combined voting power of the securities in the resulting entity or its parent;

•	if we consummate a merger, reorganization or consolidation, unless the holders of our voting Shares immediately prior to the merger, reorganization or consolidation beneficially own more than 50% of the combined voting power of the securities in the merged, reorganized or consolidated entity or its parent;

•	if we sell or dispose of all or substantially all of our assets;

•	if we are liquidated or dissolved; or

•	if the individuals who as of March 19, 2003 constitute our board of directors (the “Incumbent Directors”) cease to constitute a majority of our board of directors for any reason; provided, however, that any director who is elected as a director subsequent to March 19, 2003 and whose election was approved by a majority of the Incumbent Directors who are directors at the time of the election shall be considered an Incumbent Director for purposes of this provision.

Each of these agreements provides that, to the extent that the severance payments and benefits payable under these agreements would cause the employee to be liable for excise taxes applicable by reason of Section 4999 of the Code, the employee will receive additional “gross up” payments to indemnify the employee for the effect of the excise taxes. However, we and each employee have promised to make all reasonable efforts to prevent the application of such excise taxes.

These employees are also subject to non-competition, non-solicitation and confidentiality obligations, which are conditions to payment of the severance benefits under these agreements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Horovitz, Dr. Freytag and Dr. Rudnick served on our Compensation Committee in 2004. During 2004, none of our executive officers served as a director or member of the Compensation Committee of any other entity that had any executive officer who served on our board of directors or on our Compensation Committee.

DIRECTOR COMPENSATION

Each of our directors was entitled to receive $12,000 in annual cash compensation for 2004. In addition, each of our directors who is not affiliated with any of our principal stockholders received an option in 2004 to purchase 5,334 Shares of our common stock. Directors who are affiliated with any of our principal stockholders did not receive these options to purchase our common stock. Instead, we granted to the principal stockholders with whom these directors are affiliated warrants to purchase 8,000 Shares of our common stock. Each non-employee chairperson of a committee of our board of directors also received an option in 2004 to purchase an additional 1,334 Shares. These options and warrants generally become vested over a period of two years.

We also provide the following compensation to each of our non-employee directors:

•	upon election to our board of directors, an option to purchase 20,000 Shares;

•	an annual option to purchase 10,000 Shares;

•	for each non-employee director who chairs a committee of our board of directors, an annual option to purchase 4,000 Shares;

•	a $12,000 annual cash retainer;

•	an $8,000 cash retainer for the non-employee director serving as chair to the Audit and Compliance Committee;

•	a $4,000 cash retainer for the non-employee director serving as chair to the Compensation Committee;

•	a $4,000 cash retainer for the non-employee director serving as chair to the Nominating and Governance Committee;

•	a $2,000 fee for each meeting of our board of directors attended in person;

•	a $500 fee for each meeting of our board of directors attended by telephone or web/video conference; and

•	a $500 fee for each meeting of a committee of our board of directors attended in person or by telephone or web/video conference.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORTS OF THE AUDIT AND COMPLIANCE COMMITTEE AND THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 32 SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT OR ANY PORTION OF THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT IMMUNICON CORPORATION SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Our compensation program for officers (including our Chief Executive Officer, Mr. Erickson, and the other executive officers) is administered by the Compensation Committee of our board of directors, which is composed of three directors, each of whom has been determined to be independent in accordance with the independence standard set forth by Nasdaq. The Compensation Committee is primarily responsible for providing oversight on a broad range of matters surrounding the compensation of management and other employees, and the composition and operation of the Company’s board of directors, including recommending to our board of directors the compensation for our Chief Executive Officer, and approving the compensation and employee benefits for our other executive officers and employees.

Compensation Philosophy

The philosophy of the Compensation Committee with respect to our executive officers, including the Chief Executive Officer, is to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value. To implement this philosophy, the Compensation Committee has adopted a mix among various compensation elements, including salary, cash bonus payments based on our performance and that of the individual executive, and stock options and other forms of equity.

Determining Executive Compensation

Salary

Base salaries for executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executives, including a comparison of salaries for comparable positions at comparable companies within the Company’s peer group, its industry in general and with reference to broad based industry surveys of healthcare, medical products and biotechnology companies of comparable size. In furtherance of this philosophy, the Compensation Committee establishes annual base salary amounts that the Compensation Committee may increase from time to time. During 2004, Mr. Erickson received a base salary of $291,574 based on the Compensation Committee’s review in January 2004 of his performance during 2003, and this base salary was reviewed again in May 2004 following our initial public offering to ensure that his compensation was competitive with similar public companies. Annual salary adjustments are determined by evaluating the competitive marketplace, the Company’s performance as compared to corporate goals, the performance of the executive, and any increased responsibilities assumed by the executive. Based on a review of these factors and Mr. Erickson’s performance during 2004, the Compensation Committee recommended, and the independent directors of the full Board approved, in January 2005, an increase in Mr. Erickson’s 2005 annualized base salary to $350,000. In addition, in January 2005, the Compensation Committee considered the 2004 base salaries for all executive officers and adopted an average merit increase in base salary for 2005 of approximately 9.0% for all executive officers in recognition of their individual performances and the Company’s performance measured against the 2004 corporate goals, and to ensure that their compensation was competitive with similar public companies. Once an executive officer’s base salary is fixed, typically for approximately one year, it will not be further adjusted for approximately one year based on the Company’s short-term performance.

Annual Bonus

The Company has established a bonus plan for executive officers and certain other key personnel. Generally, bonuses are paid based on attainment of annual corporate and personal goals as approved and evaluated by the Compensation Committee and the Chief Executive Officer. The corporate goals for 2004 included completion of a major strategic financing, goals relating to achieving regulatory compliance, certain business development goals and goals related to the research and clinical development and readiness of certain products for commercialization. We substantially achieved these goals during 2004, including successful completion of an initial public offering of our common stock, successful regulatory clearance by the FDA of products, completion of strategic partnering transactions, and progress in research and clinical development and readiness for commercialization of products. In determining bonuses to be awarded for calendar year 2004 achievements, the committee considered such factors as performance measured against the corporate goals set forth above, management’s implementation of our research and clinical development programs, product launches and regulatory clearances for marketing products, successful completion of certain transactions and agreements, financing activities, and control of expenses and cash flow. Personal goals reflect individual achievements deemed to be appropriate for each person’s job description, which are consistent with the overall corporate goals. During 2004, payments under the plan were made in cash to our executive officers and certain other key personnel. Mr. Erickson received a total bonus of $118,000 for his performance in 2004.

Long-term Incentive Compensation, Including Stock Option Grants

The principal method for long-term incentive compensation is the granting of options to purchase Shares of our common stock under the Plan. Compensation under the Plan principally consists of ISOs and NSOs that have an exercise price equal to the market price of our common stock at time of grant, and restricted stock grants, although other forms of equity and equity related compensation may be considered. In this manner, key individuals are rewarded commensurate with increases in stockholder value. In addition, this plan provides for non-cash compensation, which is intended to benefit us by enabling us to continue to attract and to retain qualified personnel. The Compensation Committee is authorized to make incentive awards under the plans mentioned above to key employees, including our officers, which principally are incentive stock options also based on the same goals discussed above. All employees, including executive officers, are eligible to receive stock options under the Plan. Stock options require our stock price to appreciate in order for our employees to realize any benefit. The Compensation Committee utilizes these incentive awards as a key element to provide incentives for employees and officers consistent with the goal of increasing stockholder value.

Review of CEO Compensation

The Compensation Committee has reviewed all components of Mr. Erickson’s compensation, including salary, cash bonus and long-term equity incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the executive and cost to us of perquisites (if any) and other personal benefits (if any), and the projected pay-out obligations under potential severance and change-in-control scenarios. Based on this review, the Compensation Committee determined that Mr. Erickson’s total compensation (and, in the case of the severance and change-in-control scenarios, the potential pay-outs) in the aggregate is reasonable, competitive with the Company’s peer group and not excessive.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits the deduction that may be claimed by a “public company” for compensation paid to certain individuals to $1,000,000, except to the extent that any excess compensation qualifies as “performance-based compensation.” In accordance with current regulations, the amounts received upon the exercise of stock options granted under the Plan will qualify as “performance-based compensation,” but the value of the shares received when stock awards become transferable and not subject to a substantial risk of forfeiture are generally not intended to qualify as “performance-based compensation.” Payments under the Company’s annual bonus plan described above also are generally subject to the Section 162(m) limits on deductibility and will not qualify as “performance-based compensation,” within the meaning of the applicable regulations.

Respectfully submitted,

COMPENSATION COMMITTEE

Zola P. Horovitz, Ph.D., Chair

Seth A. Rudnick, M.D.

J. William Freytag, Ph.D.

April 29, 2005

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

We have reviewed and discussed the consolidated financial statements of the Company and its subsidiaries to be set forth in the Company’s 2004 Annual Report to Stockholders and at Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, with management of the Company and Deloitte & Touche LLP, independent public accountants for the Company.

We have discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” Statement on Auditing Standards No. 99, “Consideration of Fraud in a Financial Statement Audit” and Securities and Exchange Commission rules regarding auditor independence discussed in Final SEC Releases Nos. 33-8183 and 33-8183a.

We have received the written disclosures and the letter from Deloitte required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and have discussed with Deloitte its independence from the Company.

Based on the review and discussions with management of the Company and Deloitte referred to above, we recommend to our board of directors that the Company publish the consolidated financial statements of the Company and subsidiaries for the year ended December 31, 2004 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and in the Company’s 2004 Annual Report to Stockholders.

It is not the duty of the Audit and Compliance Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Company’s independent public accountants. In giving its recommendation to our board of directors, the Audit and Compliance Committee has relied on: (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles; and (ii) the reports of the Company’s independent registered public accountants with respect to such financial statements.

Respectfully submitted,

AUDIT AND COMPLIANCE COMMITTEE

Brian J. Geiger, Chair

Elizabeth E. Tallett

Allen J. Lauer

April 29, 2005

STOCK PRICE PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholder return on the shares of common stock with the cumulative total return of the Nasdaq Composite Index and the AMEX Biotechnology Index for the period beginning on April 16, 2004, the date on which our common stock commenced trading on Nasdaq, and ending on December 31, 2004, the last trading day of our fiscal year. The comparison assumes $100 was invested on April 16, 2004 in our common stock and each of the foregoing indices and also assumes reinvestment of all dividends, although we have never paid cash dividends.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than ten percent of our common stock to file reports of beneficial ownership and changes in beneficial ownership of our common stock and any other equity securities with the SEC. Executive officers, directors, and persons who own more than ten percent of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of Forms 3, 4, and 5 furnished to us, or written representations from certain reporting persons that no Forms 3, 4, or 5 were required to be filed by such persons, we believe that all of our executive officers, directors, and persons who own more than ten percent of our common stock complied with all Section 16(a) filing requirements applicable to them during 2004.

ADVANCE NOTICE PROVISIONS

Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting at the direction of our board of directors or by a stockholder of record entitled to vote who has delivered written notice to our Secretary and such notice is received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting and such notice has complied with the information requirements in the bylaws. In addition, any stockholder who wishes to submit a nomination to our board of directors must deliver written notice of the nomination with this time period and comply with the information requirements in the bylaws relating to stockholder nominations. See “Corporate Governance – Selection of Directors and Stockholder Nominations Process” for additional information about stockholder nominations. These requirements are separate from and in addition to requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement as described below.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Stockholders interested in submitting a proposal for inclusion in the proxy materials for our annual meeting of stockholders in 2006 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by James L. Wilcox, our Secretary, at Immunicon Corporation, 3401 Masons Mill Road, Suite 100, Huntingdon Valley, Pennsylvania 19006, no later than December 30, 2005.

OTHER MATTERS

Our board of directors is not aware of any other matter not set forth herein that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the proxies to vote the Shares represented thereby in accordance with the recommendation of our board of directors on such matters.

By Order of the Board of Directors,

James L. Wilcox

Vice President, Chief Counsel and Secretary

Dated: April 29, 2005

Upon written request to the Chief Counsel, Immunicon Corporation, 3401 Masons Mill Road, Suite 100, Huntingdon Valley, Pennsylvania 19006, we will provide, without charge, to any stockholder solicited hereby, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financials and the schedules thereto.

Appendix A

AMENDMENT 2005-1

TO THE

IMMUNICON CORPORATION

AMENDED AND RESTATED EQUITY COMPENSATION PLAN

WHEREAS, the Immunicon Corporation (the “Company”) maintains the Immunicon Corporation Amended and Restated Equity Compensation Plan (the “Plan”) for the benefit of its eligible employees, non-employee directors, consultants and advisors;

WHEREAS, since the adoption of the Plan, shares of the Company’s Common Stock, par value $0.001 per share, (“Common Stock”) have been issued to eligible participants consistent with the terms and conditions of the Plan; and

WHEREAS, in consideration of the number of unissued shares of Common Stock remaining in the Plan and the anticipated number of shares of Common Stock to be issued or transferred under the Plan during the foreseeable future, the Board of Directors of the Company desires to amend the Plan to increase the total number of shares of Common Stock authorized for issuance or transfer under the Plan by an additional 500,000 shares, to a total of 4,266,667 shares.

NOW, THEREFORE, in accordance with the foregoing, effective upon approval by the Company’s stockholders, the Plan is hereby amended as follows:

The first sentence of Section 3(a) of the Plan is hereby amended in its entirety to read as follows:

“Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 4,266,667 shares, which number of shares is inclusive of any shares issued or transferred under the Plan prior to the Effective Date (the “Share Amount”).”

IN WITNESS WHEREOF, to record the adoption of this Amendment 2005-1 to the Plan, the Company has caused the execution of this instrument on this              day of             , 2005.

Attest:	IMMUNICON CORPORATION

By:

Title:

Appendix B

CHARTER OF THE AUDIT AND COMPLIANCE COMMITTEE

OF THE BOARD OF DIRECTORS

OF IMMUNICON CORPORATION

I.    Purpose

The Audit and Compliance Committee (the “Committee”) of the Board of Directors (the “Board”) of Immunicon Corporation (the “Company”) is appointed by, the Board. The Committee’s purposes shall be:

A.	To assist the Board in its oversight of (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; (2) the Company’s compliance with legal and regulatory requirements; and (3) fulfilling its oversight responsibility to its shareholders.

B.	To interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

C.	To prepare the audit committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

This Charter governs the operations of the Committee.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements are complete and accurate, are prepared in accordance with generally accepted accounting principles (“GAAP”), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management, and the independent auditors are responsible for planning and carrying out proper audits and reviews of the Company’s financial statements. The Committee’s considerations and discussions with management and the independent auditors do not ensure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with applicable auditing standards, or that the Company’s independent auditors are in fact “independent.”

II.    Membership

A.	The Committee shall be composed of at least three directors, each of whom must be independent. A director shall qualify as independent if the Board has affirmatively determined that such director is independent, consistent with the basic independence criteria set forth in the Company’s Corporate Governance Guidelines. In addition, members of the Committee must also satisfy the following additional requirements in order to be independent:

1.	No Committee member or immediate family member of such Committee member may be an affiliated person of the Company or any of its subsidiaries, as that term is defined by the SEC;

2.	No Committee member shall accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries, except for fees for services as a director and member of the Audit Committee and any other Board committee; and

3.	No Committee member shall have participated in the preparation of the financial statements of the Company or any subsidiary of the Company (exclusive of former subsidiaries that are no longer subsidiaries of the Company) during the past three years.

B.	All members of the Committee must be able to read and understand fundamental financial statements. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior official with financial oversight responsibilities. To the extent possible, at least one member of the Committee shall be an “audit committee financial expert” as that term is defined by applicable SEC and Nasdaq regulations.

C.	The members of the Committee shall be selected by the Nominating and Governance Committee and appointed by a majority of the Board. The Nominating and Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. The members of the Committee shall serve for one-year terms or until their successors are duly appointed, subject to their earlier resignation, retirement, or removal by the Board. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

D.	Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

III.    Meetings and Procedures

A.	The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. A majority of the members of the Committee shall constitute a quorum.

B.	The Committee shall meet with the independent auditors and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

C.	The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

D.	The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

E.	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

F.	The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

G.	The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

H.	The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by law, regulation, or listing standard to be exercised by the Committee as a whole.

I.	The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting, and other advisors. The Company shall provide appropriate funding as determined by the Committee, for the Committee to retain any legal, accounting or other advisors and to provide for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties, in each case without requiring the Committee to seek Board approval.

IV.    Duties and Responsibilities

A.	Financial Reporting Process

1.	The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures to be included in SEC filings prior to their release. The Committee shall review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of internal controls; analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analysis of the effects of alternative GAAP methods on the financial statements; the effect of regulatory and accounting initiatives, as well as off-balance sheet arrangements, on the financial statements; the use of pro forma or non-GAAP financial information; and any correspondence with regulators or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

2.	The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

3.	The Committee shall review earnings press releases prior to their release, as well as the type of financial information and earnings guidance.

4.	The Committee shall prepare the audit committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

B.	Risks and Control Environment

1.	The Committee shall discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures.

2.	The Committee shall review periodically the Company’s Code of Conduct.

3.	The Committee shall meet periodically with the senior personnel responsible for maintaining the systems of internal control, the compliance officer under the Code of Conduct, the chief counsel’s office, the independent auditors and outside counsel to review the Company’s policies and procedures regarding disclosures that may impact the financial statements and compliance with applicable laws and regulations and the Company’s Code of Conduct.

4.	The Committee shall oversee the Company’s disclosure controls and procedures, including applicable internal control over financial reporting, and, where applicable, shall oversee the changes in internal control over financial reporting intended to address any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees that is reported to the Committee. In addition, the Committee shall review and discuss the annual report of management on the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ report on, and attestation of, such management report, to the extent those reports are required by SEC rules.

C.	Independent Auditors

1.	The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

2.	The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and non-audit services that are not prohibited and the fees for such services. Pre-approval of audit and non-audit services that are not prohibited may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such services, including through delegation of authority to a member of the Committee. Any service that is approved pursuant to a delegation of authority to a member of the Committee must be reported to the full Committee at its next scheduled meeting.

3.	Prior to initiation of the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of applicable rotation requirements and other independence rules on the staffing of the audit.

4.	The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (i) the independent auditors’ internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the auditing firm, and any steps taken to deal with any such issues; and (iii) in order to assess the firm’s independence, all relationships between the auditing firm and the Company, consistent with Independent Standards Board No. 1.

5.	The Committee shall review periodically any reports prepared by the independent auditors and provided to the Committee relating to, among other things, the Company’s critical accounting policies and practices; alternative treatments within GAAP for policies and practices relating to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors; and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

6.	The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, management’s response to same, and any other matters required to be brought to its attention under auditing standards (e.g., SAS 61), and shall resolve any disagreements between the independent auditors and management.

7.	After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and their independence, including considering whether the independent auditors’ quality controls are adequate. This evaluation also shall include the review and evaluation of the audit engagement team, including the lead audit partner. In making its evaluation, the Committee shall take into account the opinions of management and the senior personnel performing the Company’s internal audit function. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

8.	The Committee shall have the responsibility to set clear policies for the hiring by the Company of employees or former employees of the independent auditors. Specifically, the Company shall not hire as its Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer, or any person serving in an equivalent position, any partner, employee, or former employee of the Company’s independent auditors who participated in any capacity in an audit of the Company during the one-year period preceding the date of initiation of the then-current audit.

D.	Evaluations and Reports

1.	The Committee shall annually review and assess the performance of the Committee and each Committee member and deliver a report to the Board setting forth the results of its evaluation. In conducting this review and assessment, the Committee shall address matters that it considers relevant to its performance, including, at a minimum, the adequacy, appropriateness, and quality of the information and recommendations that the Committee presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

2.	The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the Company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, and the effectiveness of the Company’s disclosure controls and procedures.

E.	Other Matters

1.	The Committee shall establish procedures for the approval of all related-party transactions involving executive officers and directors.

2.	The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

3.	The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

4.	The Committee shall maintain free and open communication with the Board, management, the internal auditors, and the independent auditors.

5.	The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s Bylaws, and governing law, as the Committee or the Board may deem necessary or appropriate.

IMMUNICON CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 15, 2005

The undersigned hereby appoints James G. Murphy, James L. Wilcox and Ellen Turk, or any of them acting singly in the absence of the others, as proxies with full power of substitution, to vote all shares of common stock that the undersigned has power to vote at the Annual Meeting of Stockholders of Immunicon Corporation to be held at 10:00 a.m., Philadelphia, Pennsylvania time, on June 15, 2005, and at any adjournment or postponement thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMMUNICON CORPORATION.

1. Election of Directors

1. NOMINEES: Jonathan Cool, Edward L. Erickson, J. William Freytag, Ph.D., Brian J. Geiger, Zola P. Horovitz, Ph.D., Allen J. Lauer, Seth A. Rudnick, M.D. and Elizabeth E. Tallett.

FOR ALL NOMINEES

WITHHOLD ALL NOMINEES

WITHHOLD for the following nominees only: (In the space below, write in the name of the nominee(s) for whom you wish to WITHHOLD)

2. Ratification of the appointment of Deloitte & Touche LLP as Immunicon Corporation’s independent registered public accountants for the fiscal year ending December 31, 2005.

3. Approval of amendment to the amended and restated equity compensation plan (the “Plan”) to increase by 500,000 shares the number of shares of common stock authorized for issuance or transfer under the Plan and approval of the entire Plan, as amended.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

FOR

AGAINST

ABSTAIN

CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE)

(Continued from other side)

Please indicate whether you will attend the Annual Meeting of Stockholders on June 15, 2005.

I plan/ do not plan to attend the Annual Meeting of Stockholders on June 15, 2005.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. WHERE NO DIRECTION IS GIVEN, WHEN A DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED AT THE ANNUAL MEETING FOR ALL NOMINEES NAMED IN ITEM 1 AND FOR ITEMS 2 AND 3 AND WILL GRANT AUTHORITY TO THE PROXIES, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING FOR IMMUNICON CORPORATION CALLED FOR JUNE 15, 2005 AND ATTACHED PROXY STATEMENT FOR THE ANNUAL MEETING.

Note: Please sign exactly as your name appears and print the date on which you sign in the spaces provided below. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2005

Signature

Signature, if held jointly

Note: Please return in the enclosed postage paid envelope.